Exhibit 10.12

EMPLOYEE MATTERS AGREEMENT

DATED AS OF JULY             , 2003

BY AND BETWEEN

MERCK & CO., INC.

AND

MEDCO HEALTH SOLUTIONS, INC.

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (the “Employee Matters Agreement”), is made as of July             , 2003, by and between Merck & Co., Inc. (“Merck”) and Medco Health Solutions, Inc. (“Medco Health”) (each of Merck and Medco Health, a “Party,” and, collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in Section 1 hereof. Reference to Merck and Medco Health in this Employee Matters Agreement shall be deemed to include the predecessors and successors of each of them.

RECITALS

WHEREAS, Merck has announced its intention to distribute all of the shares of common stock, par value $.01 per share, of Medco Health (“Medco Health Common Stock”) owned by Merck to the holders of its common stock by means of a pro rata distribution (the “Distribution”);

WHEREAS, in connection with the Distribution, the Parties have entered into a Master Separation and Distribution Agreement (the “MSDA”), dated as of July             , 2003;

WHEREAS, following the Distribution, the “Medco Group” (as defined in the MSDA) will have separated from the “Merck Group” (as defined in the MSDA);

WHEREAS, on or about December 31, 2002, Merck caused the trustee of the Merck master trust in which the Medco Health Solutions, Inc. 401(k) Savings Plan (the “Medco Health 401(k) Plan”) participates (the “MSRT”) to transfer to a trust established by Medco Health assets having a fair market value equal to the portion of the assets of the MSRT allocable to the Medco Health 401(k) Plan (the “401(k) Plan Asset Split-Up”);

WHEREAS, from time to time prior to and after the date hereof, Merck has caused and will cause the account balances of the Merck Transferees (as hereinafter defined) to be transferred to the Medco Health Solutions, Inc. 401(k) Plan (the “401(k) Plan Asset Transfers”); and

WHEREAS, the MSDA contemplates that the Parties will enter into this Employee Matters Agreement to allocate between themselves the responsibilities, obligations and liabilities relating to employee compensation and benefits.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the Parties agree as follows:

1. DEFINITIONS. As used in this Employee Matters Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

(a) “Ancillary Agreements” shall have the meaning set forth in the MSDA but, for purposes of this Employee Matters Agreement, shall exclude this Employee Matters Agreement.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Distribution Date” shall have the meaning set forth in the MSDA.

(d) “Enhanced Retirement Benefits” shall mean the enhanced retirement benefits to which certain of the Merck Transferees may become entitled under the brochure entitled “Making the Transition from Merck to Medco Health,” dated December, 2002.

(e) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(f) “ERISA Affiliate” shall mean with respect to any “Person” (as defined in the MSDA), each business or entity which is a member of a “controlled group of corporations,” under “common control” or a member of an “affiliated service group” with such Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA.

(g) “Medco Health Benefit Arrangements” shall mean any and all pension, supplemental pension, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short- and long-term disability), savings, bonus, deferred compensation, incentive compensation, equity compensation, holiday, vacation, severance pay, salary continuation, tuition reimbursement, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit plans, programs, policies, agreements and arrangements, including, without limitation, each “employee benefit plan” (as defined in Section 3(3) of ERISA), in each case, established, sponsored or maintained by any member of the Medco Group, but excluding the Severance Arrangements.

(h) “Medco Health Employees” shall mean (i) the current, future and former employees of any member of the Medco Group and (ii) to the extent set forth in Section 1(o) hereof, the Sourced Employees. In determining the extent to which an individual is a current or former employee of any member of the Medco Group for purposes of clause (i) of this definition, he or she shall be a Medco Health Employee only for the period during which he or she was an employee of any member of the Medco Group and was not a Sourced Employee.

(i) “Medco Health Optionee” shall mean any employee of the Medco Group as of the Distribution Date who holds options to purchase Merck Common Stock as of the Distribution Date, as set forth on a schedule which Merck shall provide to Medco Health as soon as practicable following the Distribution.

(j) “Merck Benefit Arrangements” shall mean any and all pension, supplemental pension, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short- and long-term disability), savings, bonus, deferred compensation, incentive compensation, equity compensation, holiday, vacation, severance pay, salary continuation, tuition reimbursement, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit plans, programs, policies, agreements and arrangements, including, without limitation, each “employee benefit plan” (as defined in Section 3(3) of ERISA), in each case, established, sponsored or maintained by any member of the Merck Group, but excluding the Severance Arrangements.

(k) “Merck Common Stock” shall have the meaning set forth in the MSDA.

(l) “Merck Employees” shall mean (i) the current, former and future employees of any member of the Merck Group and (ii) to the extent set forth in Section 1(o) hereof, the Sourced Employees. In determining the extent to which an individual is a current or former employee of any member of the Merck Group for purposes of clause (i) of this definition, he or she shall be a Merck Employee only for the period during which he or she was an employee of any member of the Merck Group and was not a Sourced Employee.

(m) “Merck Transferees” shall mean those individuals whose employment was transferred from Merck to Medco Health prior to the Distribution.

(n) “Severance Arrangements” shall mean the agreements listed on Exhibit II to this Employee Matters Agreement.

(o) “Sourced Employees” shall mean the current and former employees of the Merck Group who, prior to the Distribution, served in the workforce of the Medco Group and whose employment during such period related primarily to the business of the Medco Group, other than Richard T. Clark. For purposes of this Employee Matters Agreement, an individual shall be a Sourced Employee only for the period during which he or she was an employee of the Merck Group serving in the workforce of the Medco Group and his or her employment related primarily to the business of the Medco Group. Without limiting the generality of the foregoing sentence, (i) any individual who was a Sourced Employee and whose employment was transferred from Merck to Medco Health shall be deemed to be (A) a Medco Health Employee after such transfer and prior to such transfer during the period he or she was a Sourced Employee and (B) a Merck Employee prior to such transfer during the period, if any, he or she was employed by a member of the Merck Group but was not a Sourced Employee; (ii) any individual who was a Sourced Employee and whose employment with Merck terminated other than in connection with a transfer from Merck to Medco Health shall be deemed to be (A) a Medco Health Employee during the period he or she was a Sourced Employee up to and including his or her termination date and (B) a Merck Employee prior to such termination during the period, if any, he or she was employed by a member of the Merck Group but was not a Sourced Employee; and (iii) any individual who was a Sourced Employee and who ceased to be a Sourced Employee but remained an employee of Merck shall be deemed to be (A) a Medco Health Employee during the period he or she was a Sourced Employee and (B) a Merck Employee thereafter and during the prior period, if any, he or she was employed by a member of the Merck Group but was not a Sourced Employee.

2.  ASSUMPTION BY MEDCO HEALTH OF RESPONSIBILITIES, OBLIGATIONS AND LIABILITIES RELATING TO THE MEDCO HEALTH EMPLOYEES

(a) Except as expressly set forth in this Employee Matters Agreement, as otherwise required by applicable law or as otherwise provided in any of the Ancillary Agreements, as of the Distribution Date:

(i)	The Merck Group shall be solely responsible for (x) obligations to provide compensation and employee benefits under the Merck Benefit Arrangements in accordance with the terms thereof whether arising before, on or after the Distribution Date (including, without limitation, any failure thereof to comply in form and in operation with ERISA, the Code, the federal securities laws and other applicable law) and (y) obligations relating to, or arising from, the employment and compensation of the Merck Employees; and

(ii)	The Medco Group shall be solely responsible for (x) obligations to provide compensation and employee benefits under the Medco Health Benefit Arrangements in accordance with the terms thereof whether arising before, on or after the Distribution Date (including, without limitation, any failure thereof to comply in form and in operation with ERISA, the Code, the federal securities laws and other applicable law) and (y) obligations relating to, or arising from, the employment and compensation of the Medco Health Employees.

(b) From time to time after the Distribution Date, Medco Health shall promptly reimburse Merck, upon Merck’s reasonable request and the presentation by Merck of such substantiating documentation as Medco Health shall reasonably request, for the cost of any obligations or liabilities satisfied by the Merck Group that are or have been made the responsibility of the Medco Group whether pursuant to this Employee Matters Agreement or otherwise.

(c) From time to time after the Distribution Date, Merck shall promptly reimburse Medco Health, upon Medco Health’s reasonable request and the presentation by Medco Health of such substantiating documentation as Merck shall reasonably request, for the cost of any obligations or liabilities satisfied by the Medco Group that are or have been made the responsibility of the Merck Group whether pursuant to this Employee Matters Agreement or otherwise.

3.  ESTABLISHMENT OF MEDCO HEALTH BENEFIT ARRANGEMENTS

(a) Medco Health shall take the following actions with respect to the following Medco Health Benefit Arrangements on or before such times as are set forth below:

(i)	Medco Health Employee Stock Purchase Plan. Medco Health shall take all steps necessary to wind up the Medco Health Solutions, Inc. 2001 Employee Stock Purchase Plan (the “Medco Health ESPP”) as a result of the termination of the Medco Health ESPP as of immediately following the purchase of shares of Merck Common Stock which occurs on June 27, 2003.

(ii)	Medco Health Annual Incentive Plan. Medco Health shall take all steps necessary to establish an annual incentive plan providing bonuses to the Medco Health Employees who were employees of Medco Health in 2003 in respect of Medco Health’s 2003 fiscal year. The terms of such annual incentive plan shall be determined by Medco Health in its sole discretion.

(iii)	Richard T. Clark Equity Compensation. The Parties shall cooperate to take all steps necessary to provide that the shares of Medco Health Common Stock subject to the Medco Health equity compensation granted to Richard T. Clark may be freely sold without restriction following the vesting date thereof (and, in the case of options to purchase shares of Medco Health Common Stock, following the exercise thereof).

(b) In addition to the Medco Health Benefit Arrangements to be adopted and established pursuant to Section 3(a), Medco Health shall establish such other Medco Health Benefit Arrangements and such other practices and policies relating thereto as it deems necessary and appropriate for the purpose of providing compensation and employee benefits to the Medco Health Employees.

(c) Medco Health shall cause each Medco Health Benefit Arrangement in which a Merck Transferee participates to grant each such Merck Transferee credit for all service recognized by the Merck Group under its employee benefit plans for purposes of eligibility, vesting and levels of benefits that are determined by reference to service, but not for (i) accruals under any Medco Health Benefit Arrangement or (ii) any Medco Health Benefit Arrangement adopted after the Distribution Date to the extent that the prior service of similarly situated Medco Health Employees is not so credited.

(d) Nothing in this Employee Matters Agreement shall prohibit Medco Health from amending, modifying or terminating any Medco Health Benefit Arrangement following the Distribution Date or Merck from amending, modifying or terminating any Merck Benefit Arrangement following the Distribution Date.

(e) Except as expressly agreed otherwise by the Parties, the Parties shall take all steps necessary such that no issuance of Medco Health Common Stock shall be made, no Medco Health stock-based equity award shall be granted and no other action shall be taken if such issuance, grant or other action would preclude the Distribution from being tax-free to Merck and Merck’s shareholders. Without limiting the generality of the foregoing, except as expressly agreed otherwise by the Parties, Medco Health agrees that (i) it shall not grant any shares of Medco Health Common Stock as compensation, or permit any restricted stock units to be converted into Medco Health Common Stock, until after the Distribution Date, (ii) it shall not permit any options to purchase Medco Health Common Stock to be exercised prior to the Distribution Date and (iii) it shall not permit any offering period for the purchase of Medco Health Common Stock under any Medco Health employee stock purchase plan to end prior to the

Distribution Date. The parties hereby expressly agree that Medco Health shall provide Richard T. Clark with the Medco Health equity compensation described in the Form 10.

4. CESSATION OF PARTICIPATION IN MERCK BENEFIT PLANS AND ARRANGEMENTS. Effective as of the Distribution Date (or such earlier date as Merck and Medco Health shall agree), the employees of the Medco Group as of the Distribution Date shall cease to participate in, be covered by, receive benefits under or have any rights under the Merck Benefit Arrangements, except in the case of (i) the Merck Deferral Plan (in accordance with the terms thereof), (ii) options to purchase Merck Common Stock held by the Medco Health Employees after the Distribution Date (to the extent set forth in Section 9 hereof and in accordance with the plans and agreements evidencing the grants thereof), (iii) benefits and rights relating to periods of participation by the Medco Health Employees therein, (iv) as may be required by applicable law or any of the Ancillary Agreements and (v) the Enhanced Retirement Benefits.

5. PLAN ASSET TRANSFERS

(a) Medco Health acknowledges that it has established a trust qualified under Section 501(a) of the Code (the “Successor Trust”). Merck acknowledges that it has taken all steps necessary to cause the trustee of the master trust in which the Medco Health Solutions, Inc. Cash Balance Retirement Plan (the “MCBP”) participates (the “Master Trust”) to value, in a manner consistent with its prior practice, the MCBP’s allocable share of the assets of the Master Trust (the “MCBP Asset Value”). At all times prior to the transfer set forth in the last sentence of this Section 5(a), Merck shall cause the MCBP Asset Value to be segregated and tracked in a separate subaccount of the Master Trust and to reflect investments in appropriate investment vehicles in the appropriate allocations as directed by the Merck Pension Investment Committee, and the MCBP subaccount will reflect all contributions, investment gains and losses, benefits payment activity and appropriate fees and expenses made or incurred solely by or in respect of the MCBP. Prior to the Distribution Date, Merck shall cause the trustee of the Master Trust to transfer to the trustee of the Successor Trust the MCBP subaccount (the “MCBP Transfer”).

(b) Medco Health shall have the right to object to the amount transferred in the 401(k) Plan Asset Split-Up and the MCBP Transfer within 30 days after the Distribution. In addition, Medco Health shall have the right to object to the amount transferred of any 401(k) Plan Asset Transfer within 30 days after the date thereof. Any such objection shall be delivered in writing to Merck and shall contain reasonable detail as to the nature and extent of such objection. If Medco Health makes any such objection, the Parties shall cooperate to resolve such objection as promptly as practicable. Medco Health shall be conclusively deemed to have accepted any such transfer or portion thereof as to which no such objection is made.

6. LIQUIDATION OF STOCK FUNDS

(a) If Medco Health decides to liquidate the Merck Common Stock fund established under the Medco Health 401(k) Plan, Medco Health shall cause the Medco Health 401(k) Plan to dispose of the Merck Common Stock therein, on the open market, in an orderly manner designed to avoid any disruption of the market for such shares, so long as such manner of disposition is in accordance with applicable law and the fiduciary standards of ERISA.

(b) If Merck decides to liquidate the Medco Health Common Stock fund established under the Merck & Co., Inc. Employee Savings and Security Plan, the Merck & Co., Inc. Employee Stock Purchase and Security Plan and the Merck & Co., Inc. Puerto Rico Employee Savings and Security Plan (collectively the “Merck 401(k) Plans”), Merck shall cause the Merck 401(k) Plans to dispose of the Medco Health Common Stock therein, on the open market, in an orderly manner designed to avoid any disruption of the market for such shares, so long as such manner of disposition is in accordance with applicable law and the fiduciary standards of ERISA.

7. EMPLOYMENT BIDDING POLICY. Prior to the Distribution Date, the Parties agree to abide by the terms of the Merck-Medco Transition Employee Bidding Policy attached hereto as Exhibit I hereto.

8. INDEMNITIES

(a) Indemnities Relating to ERISA Affiliate Status

(i)	Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group as a result of any such entity being held jointly and/or severally liable, on, before or after the Distribution Date, under Code Sections 412, 4971 or 4980B, ERISA Sections 302 or 601 through 609 or Title IV of ERISA, by reason of being considered to have been an ERISA Affiliate with any member of the Medco Group on or before the Distribution Date, including, without limitation, for any withdrawal liability (within the meaning of Section 4201 of ERISA) incurred with respect to any “multi-employer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

(ii)	Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Medco Group as a result of any such entity being held jointly and/or severally liable, on, before or after the Distribution Date, under Code Sections 412, 4971 or 4980B, ERISA Sections 302 or 601 through 609 or Title IV of ERISA, by reason of being considered to have been an ERISA Affiliate with any member of the Merck Group on or before the Distribution Date, including, without limitation, for any withdrawal liability (within the meaning of Section 4201 of ERISA) incurred with respect to any “multi-employer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

(b) Indemnities Relating to Qualified Plans

(i)	The Medco Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the participation of the Medco Health 401(k) Plan and the MCBP in any Merck master trust, and Medco Health shall indemnify the Merck Group and any Merck master trust and hold the Merck Group and any Merck master trust harmless from and against all damages, liabilities, costs and expenses which may be incurred by any member of the Merck Group in connection with such participation, but in each case only to the extent that the Medco Health 401(k) Plan or the MCBP is determined not to be qualified under Section 401(a) of the Code.

(ii)	Effective as of the date of the transfer of the MCBP subaccount set forth in Section 5 hereof, the Medco Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the MCBP, and Medco Health shall indemnify the Merck Group and the Master Trust and hold the Merck Group and the Master Trust harmless from and against all damages, liabilities, costs and expenses which may be incurred or suffered by any member of the Merck Group or the Master Trust in connection with the subject matter of Section 5 hereof; provided, however, that this Section 8(b)(ii) shall not be effective to the extent (but only to the extent) of any objection made in good faith by Medco Health pursuant to Section 5(b) of this Employee Matters Agreement unless and until such objection has been resolved.

(iii)	The Medco Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the Medco Health 401(k) Plan, and Medco Health shall indemnify the Merck Group and the MSRT and hold the Merck Group and the MSRT harmless from and against all damages, liabilities, costs and expenses which may be incurred or suffered by any member of the Merck Group or the MSRT in connection with the 401(k) Plan Asset Split-Up; provided, however, that this Section 8(b)(iii) shall not be effective to the extent (but only to the extent) of any objection made in good faith by Medco Health pursuant to Section 5(b) of this Employee Matters Agreement unless and until such objection has been resolved.

(iv)	The Medco Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the Medco Health 401(k) Plan in respect of the Merck Transferees and their beneficiaries, and Medco Health shall indemnify the Merck Group and the Merck & Co., Inc. Employee Savings and Security Plan (the “Merck Salaried 401(k) Plan”) and hold the Merck Group and the Merck Salaried 401(k) Plan harmless from and against such damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group or the Merck Salaried 401(k) Plan in connection with the 401(k) Plan Asset Transfers; provided, however, that this Section 8(b)(iv) shall not be effective to the extent (but only to the extent) of any objection made in good faith by

Medco Health pursuant to Section 5(b) of this Employee Matters Agreement unless and until such objection has been resolved.

(v)	The Medco Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the liquidation of the Merck Common Stock fund established under the Medco Health 401(k) Plan as set forth in Section 6 hereof, and Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from and against all damages, liabilities, costs and expenses which may be incurred by any member of the Merck Group in connection with such liquidation.

(vi)	The Merck Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the liquidation of the Medco Health Common Stock fund established under the Merck 401(k) Plans as set forth in Section 6 hereof, and Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against all damages, liabilities, costs and expenses which may be incurred by any member of the Medco Group in connection with such liquidation.

(vii)	If and to the extent that any member of the Merck Group incurs any obligation or liability with respect to the Medco Health 401(k) Plan or the MCBP in connection with the resolution of any dispute with any Governmental Authority (including, without limitation, the Pension Benefit Guaranty Corporation), Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from such obligation or liability.

(c) Indemnities Relating to the Medco Health ESPP. Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group in connection with the Medco Health ESPP and any other, similar predecessor plan (including, without limitation, relating to the June 27, 2003 purchase period thereunder and the termination and winding up thereof), other than the failure of the Form(s) S-8 and prospectuses relating thereto to comply with applicable securities laws.

(d) Indemnities Relating to Participation in Merck Union Retiree Medical Benefits. Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group in connection with the participation (or termination of participation) of any Medco Health Employee who was or who may have become eligible for retiree medical benefits under the Merck & Co., Inc. Medical, Dental and Long Term Disability Program for Union Employees, other than those relating to (i) the failure of an Annual Return on Form 5500 to be filed or summary annual report to be provided with respect to such program, (ii) breaches of fiduciary duty arising under ERISA with respect to the Merck & Co., Inc. Union VEBA Trust or (iii) prohibited transactions arising under ERISA or the Code with respect to the investment of the assets of such trust.

(e) Indemnities Relating to Sourced Employees. Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group relating to, or arising from, any Sourced Employee becoming entitled to separation pay, benefit continuation or eligibility for enhanced retirement benefits under the Severance Arrangements and/or any Merck Benefit Arrangement, other than the Enhanced Retirement Benefits, for any reason, including, without limitation, by reason of (i) the transfer of employment from Merck to Medco Health, (ii) any termination of employment arising from the failure of the Sourced Employee to accept an offer of employment with Medco Health or (iii) the Distribution.

(f) Indemnities Relating to Equity Awards

(i)	Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group in connection with (x) the options converted in accordance with Section 9(b) hereof, after such conversion has occurred, (y) Medco Health’s breach of Section 9(d) hereof or (z) incorrect or misleading information provided by Medco Health to the Medco Health Employees regarding options to purchase Merck Common Stock, unless, in the case of clause (z), such incorrect or misleading information provided by Medco Health was provided to Medco Health by (or approved by) Merck’s stock option administration, legal benefits or corporate compensation group.

(ii)	Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Medco Group in connection with any options not converted in accordance with Section 9(b) hereof, other than damages, liabilities, costs and expenses arising as a result of (x) Medco Health’s breach of Section 9(d) hereof or (y) incorrect or misleading information provided by Medco Health to the Medco Health Employees regarding options to purchase Merck Common Stock which was not provided to Medco Health by (or approved by) Merck’s stock option administration, legal benefits or corporate compensation group.

(iii)	Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Medco Group in connection with the conversion of options in accordance with Section 9(b) hereof.

(iv)	No provision of this Section 8(f) shall be construed to limit the obligations of the Parties relating to stock options under the Tax Responsibility Allocation Agreement.

(g) Indemnities Relating to Litigation

(i)	Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against any litigation by any Medco Health Employee relating to employment, termination of employment and compensation, whether or not arising from the treatment of the subject matter hereof and whether arising before, on or after the Distribution Date, so long as (x) such litigation is brought under any state or federal civil rights law, (y) such litigation is based on the conduct of a Merck Employee who at the time of such conduct was not a Sourced Employee and (z) the individual who brings such litigation was employed in Merck’s Finance, Legal, Public Affairs, Information Services or Human Resources department at the time of such conduct.

(ii)	Except as provided in Section 8(g)(i) hereof, Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from and against any litigation relating to employment, termination of employment and compensation, whether or not arising from the treatment of the subject matter hereof and whether arising before, on or after the Distribution Date, which is brought by or relates to any Medco Health Employee.

(iii)	Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against any litigation relating to Merck’s obligation to provide compensation and employee benefits under the Merck Benefit Arrangements in accordance with the terms thereof, other than a litigation arising by reason of Medco Health’s breach of Section 9(d) or 11(b) hereof.

(iv)	Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from and against any litigation relating to Medco Health’s obligation to provide compensation and employee benefits under the Medco Health Benefit Arrangements and the Severance Arrangements in accordance with the terms thereof.

(h) Indemnities Relating to the Post-Separation Administration of Plans

(i)	Medco Health shall indemnify the Merck Group and hold the Merck Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group in connection with (x) the subject matter of Section 11 of this Employee Matters Agreement as it relates to any of the Medco Health Benefit Arrangements and (y) any breach of Section 11(b) of this Employee Matters Agreement.

(ii)	Except as expressly provided in Section 9 hereof, Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Medco Group in connection with the subject matter of Section 11 of this Employee Matters Agreement as it relates to any of the Merck Benefit Arrangements, other than those damages, liabilities, costs or expenses that result from Medco Health’s breach of Section 11(b) of this Employee Matters Agreement.

9. TREATMENT OF EQUITY AWARDS

(a) As of the Distribution Date, all outstanding stock options granted prior to February 26, 2002 held by the Medco Health Optionees under the Merck & Co., Inc. 2001 Incentive Plan (the “Merck 2001 Plan”), the Merck & Co., Inc. 1996 Incentive Plan (the “Merck 1996 Plan”) and the Merck & Co., Inc. 1991 Incentive Plan (the “Merck 1991 Plan”) shall remain options to purchase Merck Common Stock subject to their terms; provided, that, for purposes of this Section 9(a), the Medco Health Optionees shall be considered separated and the corresponding “Separation” provision of the rules and regulations of the foregoing plans applicable to such grants (each a “Separation Provision”) shall be applied to such options. Adjustments to the economic terms of such options shall be made as determined by the Compensation and Benefits Committee of the Board of Directors of Merck (the “Committee”) or its delegate in accordance with the foregoing plans. The formula used in this adjustment will be prescribed by accounting rules and will be designed to put the Medco Health Optionees in the same financial position immediately following the adjustment as existed immediately before the adjustment. In addition, each such option the per share exercise price of which is greater than $45.00 has been amended as of July, 2002 to permit, subject to the expiration of the term of the option, each Medco Health Optionee who remains employed with a member of the Medco Group following the end of the exercise period prescribed by the corresponding Separation Provision to exercise his or her option until three (3) months following the date he or she ceases to be employed by a member of the Medco Group.

(b) As of the Distribution Date, all outstanding stock options granted on March 1, 2002 held by the Medco Health Optionees under the Merck 2001 Plan shall be converted into options to purchase Medco Health Common Stock in accordance with the terms of, and the rules and regulations thereof applicable to, such grants, and, for purposes of this Section 9(b), such Medco Health Optionees shall not be considered separated. As of the Distribution Date, all outstanding stock options granted on or after February 26, 2002 held by the Medco Health Optionees under the Merck 2001 Plan shall, unless otherwise provided by the Committee or its delegate, likewise be converted, and, unless otherwise provided by the Committee at the time of grant or prior to the Distribution, such Medco Health Optionees shall likewise not be considered separated. The formula used in this conversion will be prescribed by accounting rules and will be designed to put the Medco Health Optionees in the same financial position immediately following the conversion as existed immediately before the conversion. After the conversion set forth in this Section 9(b) has occurred, Merck shall cease to have any obligations or liabilities with respect to such options.

(c) All outstanding stock options to purchase Merck Common Stock held by Medco Health Optionees under plans other than the Merck 2001 Plan, the Merck 1996 Plan and the Merck 1991 Plan shall remain options on Merck Common Stock and shall continue in accordance with their terms, it being understood that, for purposes of such plans, the employment of such holders shall not be considered terminated as a result of the Distribution or, in the case of the Merck Transferees, due to transfer of employment to the Medco Group and, in any case, shall be considered terminated only if their employment with the Medco Group terminates. Adjustments to the economic terms of such options shall be made by the Committee in accordance with the plans.

(d) Merck shall provide administration functions on and after the Distribution Date with respect to options to purchase Merck Common Stock held by the Medco Health Optionees. Medco Health shall notify Merck in writing of (i) the termination of any Medco Health Optionee’s employment with the Medco Group, and whether such termination is due to gross misconduct or death or otherwise, within ten (10) business days thereafter and (ii) any other information, on such basis as Merck shall request in its discretion, for purposes of Merck’s administration of such options. For purposes of clause (i) of the preceding sentence, notice shall be deemed to be given to Merck if such information is provided in the form of a computer feed to Merck’s stock option administration group by Medco Health or its delegate. Without Merck’s prior written consent, Medco Health shall not communicate with the Medco Health Optionees regarding the terms of their options on Merck Common Stock, including, without limitation, communication regarding the impact a change in their employment status with the Medco Group or the Merck Group may have on such options. Any breach by Medco Health of this Section 9(d) shall, in addition to any other remedies Merck may have, entitle Merck to the amount of any attorneys’ fees incurred by Merck in connection with such breach. Without limiting the foregoing, if Medco Health fails to timely and correctly notify Merck of the termination of a Medco Health Optionee’s employment with the Medco Group or communicates (or has communicated) incorrect or misleading information to the Medco Health Optionee on the status of an option to purchase Merck Common Stock (other than incorrect or misleading information provided to Medco Health by (or approved by) Merck’s stock option administration, legal benefits or corporate compensation group) and the Medco Health Optionee exercises Merck Options that had expired as a result of such termination or that they were not otherwise eligible to exercise, then Medco Health shall pay Merck the sum of (x) the “spread,” which is the product of (i) the number of shares subject to such options and (ii) the difference between the fair market value of the underlying shares at the time of exercise and the exercise price of such options, plus (y) a fee equal to the lesser of 25% of the spread and $25,000. Except as set forth in this Section 9(d), Medco Health shall have no administrative obligations or liabilities with respect to any options to purchase Merck Common Stock which are not converted as set forth in Section 9(b) hereof.

(e) No provision of this Section 9 shall be construed to limit the obligations of the parties relating to stock options under the Tax Responsibility Allocation Agreement.

10. COOPERATION

(a) Medco Health shall use its best efforts to cause any of the employees of the Medco Group following the Distribution to provide such assistance to the Merck Group as may be required (as determined by Merck in its sole discretion) either to assert claims brought by or to defend against claims brought against any member of the Merck Group, whether asserted or threatened, to the extent that (i) such employee has knowledge of the facts or issues, or (ii) such employee’s assistance is reasonably necessary to the defense or assertion of those claims.

(b) Merck shall use its best efforts to cause any of the employees of the Merck Group following the Distribution to provide such assistance to the Medco Group as may be required (as determined by Medco Health in its sole discretion) either to assert claims brought by or to defend against claims brought against any member of the Medco Group, whether asserted or threatened, to the extent that (i) such employee has knowledge of the facts or issues, or (ii) such employee’s assistance is reasonably necessary to the defense or assertion of those claims.

11. POST-DISTRIBUTION ADMINISTRATION OF PLANS.

(a) The Parties shall administer their respective employee benefit plans consistently herewith, and to the extent necessary amend such plans accordingly, and, except as provided herein, each Party shall bear all costs and expenses, including, without limitation, legal and actuarial fees, incurred before, on and after the Distribution Date in the administration, design, drafting and implementation of any and all plans and compensation structures which it maintains, establishes or creates and the amendment of its existing plans or compensation structures.

(b) Medco Health shall notify Merck in writing of the termination of employment of any Medco Health Employee who is entitled to the Enhanced Retirement Benefits as set forth on a schedule which Merck shall provide to Medco Health as soon as practicable following the Distribution Date. Such notification shall be made within thirty (30) business days following any such termination. For purposes of this Section 11(b), such notification shall be deemed to be given to Merck if such information is provided in the form of a computer feed by Medco Health or its delegate to Merck or its delegate at such times and in such form as mutually agreed by the Parties.

12. ACCESS TO EMPLOYEE RECORDS AND INFORMATION. Medco Health shall provide to Merck, upon Merck’s reasonable request, any and all employee-related records and information in the possession of any member of the Medco Group which relate to any Medco Health Employee with respect to periods prior to the Distribution Date. Merck shall provide to Medco Health, upon Medco Health’s reasonable request, any and all employee-related records and information in the possession of any member of the Merck Group which relate to any Medco Health Employee with respect to periods prior to the Distribution Date. Notwithstanding the foregoing, nothing in this Section 12 shall require any member of the Merck Group or Medco Group to prepare any document in response to any request described in this Section 12, to produce any document which is subject to a claim of privilege or to produce any document the production of which is prohibited by applicable law.

13. SURVIVAL OF AGREEMENTS. Except as otherwise provided herein, each covenant and agreement of the Parties contained in this Employee Matters Agreement shall survive the Distribution Date until such time as neither party shall have any obligation or be entitled to any benefit thereunder.

14. EFFECT IF DISTRIBUTION DOES NOT OCCUR. If the Distribution is not completed, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the Distribution Date, after the Distribution Date or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by the Parties.

15. INCORPORATION OF INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT. Article V of the Indemnification and Insurance Matters Agreement, dated as of July       , 2003, to which Merck and Medco Health are parties (the “Indemnification Agreement”) is hereby incorporated into this Employee Matters Agreement by reference as if set forth fully herein.

16. DISPUTE RESOLUTION. ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS EMPLOYEE MATTERS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DISPUTES CONCERNING THE VALIDITY, INTERPRETATION OR PERFORMANCE OF OR UNDER THIS EMPLOYEE MATTERS AGREEMENT OR ANY TERM OR PROVISION HEREOF, SHALL BE EXCLUSIVELY GOVERNED BY AND SETTLED IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE III OF THE INDEMNIFICATION AGREEMENT.

17. ORDER OF PRECEDENCE. The Parties agree that, if any terms of this Employee Matters Agreement conflict with the terms in the MSDA, the terms of this Employee Matters Agreement shall govern with respect to the resolution of such conflict.

18. NOTICES. Copies of any notices given under this Employee Matters Agreement shall be given in accordance with Article V of the Indemnification Agreement, and a copy of any such notice shall also be sent to the attention of “Counsel, Executive Compensation and Employee Benefits” of the Party to whom such notice is given (but the computer feeds referenced in Sections 9(d) and 11(b) of this Employee Matters Agreement shall be excluded from the notice provision of Article V of the Indemnification Agreement and of this Section 18).

IN WITNESS WHEREOF, the Parties hereto have executed this Employee Matters Agreement, effective as of the date first written above.

MERCK & CO., INC.	MEDCO HEALTH SOLUTIONS, INC.

By:	By:

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